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                                                                    Exhibit 4.1

                                MICROVISION, INC.
                            a Washington corporation

                          COMMON STOCK PURCHASE WARRANT

                               Certificate No. 11

THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 UNDER THE ACT AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     This is to certify that, for value received and subject to the terms and conditions set forth below, Microvision, Inc., a Washington corporation (the "Company"), promises and agrees to sell and issue to Josephthal & Co. Inc. 32,695 fully paid and nonassessable shares of Common Stock, at a price of $20.32 per share, at any time up to and until 5:00 p.m., Seattle, Washington time, on April 1, 2004, as described more fully in Section 2 below.

     This Warrant Certificate is issued subject to the following terms and conditions:

1. DEFINITIONS OF CERTAIN TERMS. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

     1.1  "Common Stock" means the common stock, no par value, of the Company.

     1.2  "Company" means Microvision, Inc., a Washington corporation.

     1.3  "Holder" means any person owning Registrable Shares.

     1.4 "Exercise Price" means $20.32 per share, subject to adjustment from time to time pursuant to the provisions hereof.

     1.5 "Register," "registration," and "registered" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement by the U.S. Securities and Exchange Commission (the "SEC").


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     1.6  "Registrable Shares" means the shares of Common Stock issued or issuable upon exercise of the Warrants.

     1.7 "Securities" means the securities obtained or obtainable upon exercise of the Warrants or securities obtained or obtainable upon exercise, exchange, or conversion of such securities.

     1.8 "Securities Act" means the Securities Act of 1933, as amended.

     1.9  "Transfer Agent" means the transfer agent for the Common Stock.

     1.10 "Warrant Certificate" means a certificate evidencing Warrants.

     1.11 "Warrantholder" means a record holder of Warrants or Securities.

     1.12 "Warrants" means the warrants evidenced by this certificate or any similar certificate issued in replacement of any such certificate.

2. EXERCISE OF WARRANTS. All or any part of the Warrants evidenced by this Certificate may be exercised by surrendering this Warrant Certificate, together with appropriate instructions, duly executed by the Warrantholder or by his or her duly authorized attorney-in-fact, at the office of the Company, 19910 North Creek Parkway, Bothell, WA 98011, or at such other office or agency as the Company may designate, accompanied by payment in U.S. funds in full, in cash or certified or cashier's check, of the Exercise Price payable with respect to the Warrants being exercised. Upon such surrender and payment, the Company will provide the Warrantholder with a form of subscription for the Securities to be obtained on exercise of the Warrants. Subject to the terms and conditions of this Warrant Certificate, the Company will, as soon as practicable after said surrender and payment and completion of such subscription by the Warrantholder, make arrangements with its Transfer Agent to mail to the Warrantholder at the address specified in the subscription a certificate or certificates evidencing the Securities subscribed for. If fewer than all the Warrants evidenced by this Warrant Certificate are exercised, the Company will, upon such exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing the Warrants not exercised. The Securities to be obtained on exercise of the Warrants will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Securities, as of the date of the issuance of a certificate or certificates evidencing the Securities. The securities laws of the United States and certain states thereof or other jurisdictions may require that a registration statement registering the Securities to be issued on exercise of the Warrants be effective, or that an exemption from registration be available, before the Company may issue the Securities to the Warrantholder. The Company will use its best efforts to take such actions under the Act and the laws of various states and other jurisdictions as may be required to cause the issuance of Securities upon exercise of Warrants to comply with applicable securities laws. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Company's Board of Directors, upon advice of counsel, the issuance of


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Securities upon such exercise would be unlawful. In such event, the Company may elect to redeem Warrants submitted for exercise for a price equal to the difference between (i) the closing price of the Securities on the date of submission of the subscription for exercise of Warrants, as reported by the principal exchange or quotation service upon or through which the Securities are then principally traded or quoted (the "Exchange"), and (ii) the Exercise Price at the time of submission of the Securities subscribed for. In the event of such redemption, the Company will pay to the Warrantholder the above-described redemption price within ten business days after the Warrantholder's submission of the subscription for the Securities.

3. ADJUSTMENTS IN CERTAIN EVENTS. The number, class and price of Securities for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

          3.1 If the outstanding shares of Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock for which the Warrants are then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced. Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrants are then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 3.1 will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3.1.

          3.2 In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, recapitalization, partial or complete liquidation, or other change in the capital structure of the Company, then, as a condition of the change in the capital structure of the Company, lawful and adequate provision will be made so that the holder of this Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrants the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such merger, consolidation, reclassification, reorganization, recapitalization, liquidation, or other change in capital structure, the Warrantholder had held the number of shares of Common Stock obtainable upon the exercise of the Warrants. In such event, the Exercise Price will be proportionately adjusted. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrants. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.


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          3.3  When any adjustment is required to be made in the number of shares of Common Stock, other securities or the property purchasable upon exercise of the Warrants, the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrants and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrants and (ii) cause a copy of such statement to be mailed to the Warrantholder within 30 days after the date when the event giving rise to the adjustment occurred.

          3.4 No fractional shares of Common Stock or other securities will be issued in connection with the exercise of any Warrants, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the closing price of the Securities as reported by the Exchange on the day immediately prior to exercise.

4.   REGISTRATION RIGHTS.

          4.1 PIGGYBACK REGISTRATION. At any time during the period commencing on September 28, 1999, and expiring at 5:00 p.m., Seattle, Washington time, on April 1, 2004, whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration on Form S-8 or S-4) and the Company is not prohibited from including the Registrable Shares on such registration statement, the Company will give by registered mail at least 30 days prior written notice to all Holders of Registrable Shares of its intention to effect such a registration, and the Company will include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 20 days after the Company has effectively given notice of the proposed registration, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Shares with respect to which such Holder has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Shares shall be made pro rata among the Holders seeking to include Registrable Shares, in proportion to the number of Registrable Shares sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Shares unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Registrable Shares; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Shares shall be made pro rata with holders of other securities having the right to include such securities in the registration statement other than holders of securities entitled to inclusion of their securities in such registration statement by reason of demand registration rights (except to the extent any existing agreements otherwise provide). No right to registration of Registrable Shares under this Section 4.1 shall be construed to limit any registration required under Section 4.2 hereof. If an offering in connection with which a Holder is entitled to registration under this Section


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4.1 is an underwritten offering, then each Holder whose Registrable Shares are included in such registration statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Shares in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Notwithstanding the provisions of this
Section 4.1, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 4.1 to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

          4.2 DEMAND REGISTRATION. At any time during the period commencing on September 28, 1999, and expiring at 5:00 p.m., Seattle, Washington time, on April 1, 2004, the Holder(s) of at least 50% of the Registrable Shares then outstanding shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the SEC, on one occasion, a registration statement on Form S-3 covering the resale of the Registrable Shares. Upon receipt of such request, provided that the Company is a registrant entitled to use Form S-3 to register the Registrable Shares for such resale, the Company shall promptly give written notice of the proposed registration to all other Holders. The Company shall use its best efforts to file a registration statement on Form S-3 covering the resale of the Registrable Shares, together with all or such portion of the Registrable Shares of any other Holders joining in such request as are specified in a written request given within 15 days after the Company has effectively given notice of the proposed registration, and to cause such registration statement to become effective and remain effective for 180 days, subject to the terms of this Agreement.

          4.3 Notwithstanding the foregoing: (i) the Company shall not be obliged to effect a registration pursuant to Section 4.2 in the period starting 60 days before the Company's good faith estimated date of filing of, and ending 90 days after the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company (other than a registration relating solely to the sale of securities to participants in a Company stock option or stock purchase plan, or a registration on any form that does not include substantially the same information that would be required to be included in a registration statement covering the sale of the Registrable Shares, or a registration on Form S-4), if the Company is at all times during such period diligently and in good faith pursuing such registration, PROVIDED, HOWEVER, that the Company shall promptly notify the Holders of any decision to abandon or indefinitely delay such public offering; (ii) the Company shall not be obliged to register for any Holder such number of Registrable Shares as such Holder may sell freely in a broker's transaction pursuant to Rule 144 under the Securities Act within three months of the date of the request for registration;
(iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it could be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holders under this Section 4; and (iv) the Company shall not be obliged to effect a registration in any particular jurisdiction in which the Company would be required to qualify to do business or to


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execute a general consent to service of process in effecting such registration qualification or compliance.

5. EXPENSES OF REGISTRATION. The Company shall pay all expenses other than underwriting discounts, commissions and fees and disbursements of legal counsel for the selling Holders relating to the Registrable Shares incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all registration, filing and qualification fees, printing and accounting fees, and fees and disbursements of counsel for the Company.

6. OBLIGATIONS OF THE COMPANY. When required by this Agreement to register Registrable Shares, the Company shall, as promptly as reasonably possible:

     6.1 Prepare and file with the SEC a registration statement covering such Registrable Shares and use its best efforts to cause such registration statement to become effective, and, keep such registration statement continuously effective for up to 180 days or such shorter period as will terminate when all the Registrable Shares covered by the registration statement have been sold.

     6.2 Prepare and file with the SEC any amendments and supplements to the registration statement and the prospectus used in connection with it needed to comply with the Securities Act with respect to the sale of all Registrable Shares covered by such registration statement.

     6.3 Give the Holders the number of copies of preliminary and final prospectuses, in conformity with the requirements of the Securities Act, and other documents that they reasonably request to facilitate the sale of their Registrable Shares.

     6.4 Use its best efforts to register and qualify the Registrable Shares covered by such registration statement under securities or Blue Sky laws of such jurisdictions that the Holders request, PROVIDED that the Company shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such jurisdictions.

     6.5 Notify each holder of Registrable Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     6.6 Cause all Registrable Shares registered hereunder to be listed in each securities exchange or market in which similar securities issued by the Company are listed.

     6.7 Furnish, at the request of any Holder requesting registration of Registrable Shares, on the date that such Registrable Shares are delivered to the underwriters for sale in


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connection with a registration, if such Registrable Shares are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and to the Holders requesting registration of Registrable Shares, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Shares.

     6.8 Indemnify and hold any Holder harmless against any losses, claims, damages or liabilities to which such Holder may become subject under the Securities Act insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Holder specifically for use in the preparation thereof.

     6.9 Deliver promptly to each Holder participating in the offering, upon request thereby, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, and permit each Holder to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement, as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties of the Company, and the opportunity to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

7. HOLDER'S INFORMATION. The Company is obliged to take actions to register Registrable Shares under this Agreement only if the Holders requesting registration give the Company on a timely basis all information regarding themselves, their Registrable Shares, and their intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Shares.

8. RESERVATION OF SECURITIES. The Company agrees that the number of shares of Common Stock and other Securities sufficient to provide for the exercise of the Warrants upon the basis set forth above will at all times during the term of the Warrants be reserved for exercise.

9. VALIDITY OF SECURITIES. All Securities delivered upon the exercise of the Warrants will be duly and validly issued in accordance with their terms, and the Company will pay all


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documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrants.

10. LEGENDING OF SECURITIES. All certificates representing Securities delivered upon the exercise of the Warrants shall be impressed with a legend indicating that the Securities are not registered under the Act and reciting that the transfer thereof is restricted, such legend to be in a form acceptable to counsel for the Company.

11. TRANSFER PROHIBITED. This Warrant and all rights hereunder may not be transferred or assigned without prior written approval of the Company. Any transfer effected without the prior written approval of the Company shall be void.

12. NO RIGHTS AS A SHAREHOLDER. Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of Warrants, be entitled to any rights as a shareholder of the Company.

13. OWNERSHIP. The Company, and its Transfer Agent, and any agent of the Company or its Transfer Agent may treat the bearer of this Warrant Certificate as the absolute owner of the Warrants evidenced hereby for the purpose of exercising the Warrants and for all other purposes whatsoever, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein.

14. NOTICE. Any notices required or permitted to be given hereunder may be given in writing personally or by mail or other comparable delivery service at the address determined below or at such other address as the party receiving notice has theretofore furnished to the notifying party:

If to the Company:

          19910 North Creek Parkway
          Bothell, WA  98011
          Attn:  Richard A. Raisig, Chief Financial Officer

If to the Warrantholder:

          at the address furnished
          by the Warrantholder in such
          Warrantholder's Subscription
          Agreement.

Any notice given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any notice given by courier or other comparable form of delivery service will be deemed effectively given at the date and time recorded for such delivery in the records of the delivery service.


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15.  APPLICABLE LAW. This Certificate will be governed by and construed in accordance with the laws of the State of Washington.

     Dated as of April 1, 1999.

                                        MICROVISION, INC.

                                        By:____________________________________
                                             Richard A. Raisig
                                             Chief Financial Officer




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